EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-122746 on Form S-8, Registration Statement No. 333-122742 on Form S-3 and Amendment No. 1 to Registration Statement No. 333-106065 on Form S-2 of our reports dated December 15, 2005 relating to the 2005 consolidated financial statements and financial statement schedule of RGC Resources, Inc., (not presented herein), appearing in this Annual Report on Form 10-K of RGC Resources, Inc. for the year ended September 30, 2007.

/s/ Deloitte & Touche LLP
Charlotte, North Carolina
December 21, 2007